Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 13, 2011 on the financial statements of Artisanal Brands, Inc., for the years ended May 31, 2011 and 2010, included herein on the registration statement of Artisanal Brands, Inc. on Form S-1 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Sherb& Co., LLP
Sherb & Co., LLP
New York, New York
May 17, 2012